UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    December 11, 2008

Covance Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12213	22-3265977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Carnegie Center, Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code 609-452-4440

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 11, 2008 the independent members of the Board of Directors approved the entering into by the Corporation of a revised letter agreement with Joseph Herring, the Corporation’s Chairman of the Board and Chief Executive Officer.  Also on December 11, 2008, the Compensation and Organization Committee of the Corporation approved the entering into by the Corporation of revised forms of letter agreement with the following executive officers of the Corporation: Wendel Barr, Richard F. Cimino, William Klitgaard, Donald Kraft, James W. Lovett and Deborah L. Tanner.

The revised letter agreements (i) restate the substantive terms of the superseded agreements, (ii) contain revisions necessary to make the severance payment and change of control provisions of the agreements consistent with Section 409A of the Jobs Creation Act of 2004 and (iii) eliminate the right to an automobile allowance and reimbursement of financial counseling expenses.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR

On December 11, 2008 the Board of Directors adopted the amended and restated By-Laws of Covance Inc. appended as Exhibit 3.1 to this current report, which is incorporated herein by reference.

The substantive amendments to the By-Laws are as follows:

Article I, Section 1.01 and Section 1.02 were amended to provide that meetings shall occur at a time and place, if any, as designated by the Board.

Article I, Section 1.03 was amended to provide that notice of stockholder meetings generally must be given not less than 10 nor more than 60 days before the date of the meeting, unless otherwise provided by law and to allow for electronic transmission of notices of stockholder meetings.

Article I, Section 1.05 was amended to delineate more clearly the notice requirements associated with adjourned meetings.

Article I, Section 1.07 was amended to specifically address the requisite voting standard for actions by stockholders.  The new Article I, Section 1.07 provides that directors shall be elected by a plurality of the votes cast in accordance with Section 216(3) of the General Corporation Law and adds provisions related to the granting of proxies consistent with Section 212 of the General Corporation Law.

Article I, Section 1.08 was amended to address the fixing of record dates.

Article I, Section 1.09 was amended to deal with Nominations and Stockholder Business, to formulate a more current and comprehensive By-Law relating to the advance notice of stockholder business and nominations (the “Proposed Advance Notice By-Law”).  The Proposed Advance Notice By-Law contains various changes regarding the nature and quality of the information that must be submitted in conjunction with the notice of a Stockholder Proposal.  The Proposed Advance Notice By-Law adds the requirement that the proponent of a Stockholder Proposal must submit, among other things, the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment).  The Proposed Advance Notice By-Law also expressly requires the stockholder giving notice of the Stockholder Proposal and the beneficial owner, if any, on whose behalf such proposal is made, to make certain representations, including whether and the extent to which any hedging or similar transaction or agreement has been entered into by or on behalf of such stockholder or beneficial owner.  In addition, the Proposed Advance Notice By-Law requires the notice to indicate whether such stockholder or beneficial owner intends, or is part of a group that intends, to deliver a proxy statement and/or form of proxy to holders of the percentage of the Company’s outstanding stock required to approve or adopt the Stockholder Proposal or to solicit proxies from stockholders in support of such proposal.  The Proposed Advance Notice By-Law further requires that the notice include a representation that the stockholder is a holder of record of stock of the Company and entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination.  The new Article I, Section 1.09 also specifies that in the event the stockholder (or qualified representative of the stockholder) fails to appear at the annual or special meeting to present the nomination or proposed business, such nomination will be disregarded and such proposed business will not be transacted.  This new Section 1.09 includes a provision addressing the requirements for a person to be considered a qualified representative of the stockholder.

This section also revises the time period during which notices must be delivered (to provide a 90 - 120 day window rather than a 60 - 90 day window prior to the anniversary of the preceding year’s annual meeting). The Proposed Advance Notice By-Law also clarifies that the public announcement of an adjournment or postponement of an annual or special meeting will not commence a new time period (or extend any time period) for the giving of notice under the Proposed Advance Notice By-Law.

Article I, Section 1.10 was added to delineate and clarify certain powers of the person presiding over any stockholder meeting and specifically note that the Board of Directors has the power to adopt the rules and regulations for the conduct of such meetings.

Article II, Section 2.01 was revised to clarify that the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors consistent with the Board’s ability to delegate matters under Section 141(a) of the General Corporation Law.

Article II, Section 2.03 and 2.04 were amended to add the reference to notices of meetings being provided by electronic mail or other electronic transmission and changing two days notice to forty-eight hours notice to avoid potential disputes over the calculation of the time period during which notice must be given.

Article II, Section 2.05 was amended to reference other communications equipment rather than similar communications equipment in order to track the language and meaning of Section 141(i) of the General Corporation Law, as amended.

Article II, Section 2.06 was revised to clarify that the voting standard set forth in Section 2.06 is subject not only to applicable law, but also to applicable provisions of the Company’s Certificate of Incorporation and By-Laws.

Article II, Section 2.07 was amended to permit directors to act without a meeting by written consent or by electronic transmission.

Article II, Section 2.09 reflects changes to 141(b) of the General Corporation Law which now provides that notice of director resignation may be provided in writing or by electronic transmission.

Article II, Section 2.11 was amended consistent with Section 141(c)(2) of the General Corporation Law, to enable the Board of Directors to create committees that are subject to fewer statutory limitations on their authority.

Article III, Section 3.04 was revised to clarify that removal of any officer shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

Article IV, Section 4.02 was amended to delete the reference to corporation and inserting entity in lieu thereof in recognition of the existence of an increasing number of alternative entities from which the Company may desire to borrow capital.

Article V, Section 5.01 was revised to track more closely the language of Section 158 of the General Corporation Law, as recently revised.

Article VII, Section 7.01(d) was amended to limit the provision requiring the Company to provide indemnification payments to officers and directors in certain circumstances (e.g., where such officers or directors are seeking indemnification for expenses incurred in seeking to enforce their indemnification rights, so-called “fees on fees”) so that such rights apply only “to the fullest extent permitted by law.”  Section 7.01(f) was added to make clear that changes to the By-Laws cannot adversely effect a person’s right to indemnification for actions taken prior to the amendment.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.1	Amended and Restated By-Laws

10.1	Letter Agreement between Covance Inc. and Joseph Herring dated as of December 31, 2008.

10.2	Form of Letter Agreement between Covance Inc. and each of Wendel Barr, Richard F. Cimino, William Klitgaard, Donald Kraft, James W. Lovett and Deborah L. Tanner dated as of December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANCE INC.

Date:	December 16, 2008	/s/ James W. Lovett
		Name:	James W. Lovett
		Title:	Corporate Senior Vice President,
Secretary and General Counsel

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws

10.1	Letter Agreement between Covance Inc. and Joseph Herring dated as of December 31, 2008.

10.2	Form of Letter Agreement between Covance Inc. and each of Wendel Barr, Richard F. Cimino, William Klitgaard, Donald Kraft, James W. Lovett and Deborah L. Tanner dated as of December 31, 2008.